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                                                                      EXHIBIT 11


PACE MEDICAL, INC. AND WHOLLY OWNED SUBSIDIARY
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
--------------------------------------------------------------------------------

                                         FOR THE THREE MONTHS
                                            ENDED MARCH 31
                                         --------------------
                                         1997            1996
                                         ----            ----

CALCULATION OF PRIMARY EARNINGS
  PER SHARE

Net Income                            $   76,492       $  131,025
                                      ----------       ----------

Number of shares:
Weighted average shares
 outstanding                           3,400,850        3,390,850

Incremental shares for
  outstanding stock options
  and warrants                           188,818           78,532
                                      ----------       ----------
Total shares outstanding for
  purpose of earnings per share
  computation                          3,589,668        3,467,382
                                      ----------       ----------

Income per share as calculated        $      .02       $      .04
                                      ----------       ----------

CALCULATION OF FULLY DILUTED
  EARNINGS PER SHARE

Net Income                             $  76,492       $  131,025
                                      ----------       ----------
Number of shares:
Weighted average shares
 outstanding                           3,400,850        3,390,850

Incremental shares for
  outstanding stock options
  and warrants                           207,333          135,702
                                      ----------       ----------
Total shares outstanding for
  purpose of earnings per share
  computation                          3,608,183        3,526,552
                                      ----------       ----------

Income per share as calculated        $      .02       $      .04
                                      ----------       ----------







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